UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2025, the Board of Directors (the “Board”) of Viatris Inc. (“Viatris” or the “Company”) approved the Amended and Restated Bylaws of Viatris Inc. (the “Amended and Restated Bylaws”), which became effective the same date. The Amended and Restated Bylaws amended Section 2.16(b) to specify timely notice of the Notice of Proxy Access Nomination in the event the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Bylaws, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.08	Shareholder Director Nominations.

The information contained in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.08 to the extent applicable.

Item 8.01	Other Events.

After discussions with investors and in order to move to a more standard annual meeting cadence and drive further efficiency going forward, Viatris will hold its 2026 annual meeting of shareholders (the “2026 Annual Meeting”) on May 15, 2026. Further details about the 2026 Annual Meeting, including the time and location, will be set forth in the Company’s 2026 proxy statement.

The Amended and Restated Bylaws contain advance notice procedures for shareholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of shareholders that is not to be included in the Company’s proxy statement. For the 2026 Annual Meeting, any shareholders notice for this purpose must be delivered to the attention of the Corporate Secretary at the principal executive offices of the Company (1000 Mylan Boulevard, Canonsburg, PA 15317) not earlier than the close of business on January 15, 2026 and not later than the close of business on February 14, 2026 and must otherwise comply with the applicable requirements in the Amended and Restated Bylaws.

Under the Company’s proxy access bylaw, as amended, if a shareholder (or a group of no more than 20 shareholders) who has owned at least 3% of the voting power of the outstanding shares of all classes of capital stock entitled to vote in the election of directors, voting together as a single class, continuously for at least three years immediately preceding the date of the notice of proxy access nomination and has otherwise complied with the requirements set forth in the Amended and Restated Bylaws wants the Company to include director nominees (up to the greater of two nominees or 20% of the Board) in the Company’s proxy statement for the 2026 Annual Meeting, the nominations must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company no earlier than December 16, 2025 and no later than January 15, 2026.

If a shareholder wishes to submit a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such proposal must be received by the Company at its principal executive offices to the attention of the Corporate Secretary no later than November 24, 2025 and such shareholders must otherwise comply with the requirements of Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s 2026 proxy statement and form of proxy.

In addition to satisfying the requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated Bylaws of Viatris Inc., effective as of October 24, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

Date: October 24, 2025	By:	/s/ THEODORA MISTRAS
Theodora Mistras